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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE


               NS GROUP ANNOUNCES EARLY REDEMPTION OF $35 MILLION
                             IN SENIOR SECURED NOTES


NEWPORT, KY. -(BUSINESS WIRE)--June 13, 2002--NS Group, Inc. (NYSE: NSS) announced today that it has made an earlY redemption call for $35.0 million of its $68.8 million principal amount 13 1/2 percent senior secured notes due iN July 2003. The redemption is at par plus accrued interest. Payment will be funded from existing cash and short-term investment balances. The redemption date is July 15, 2002.

Huntington National Bank, the trustee under the senior secured note indenture, will deliver formal notices to the noteholders.

NS Group, Inc. is a leading producer of seamless and welded tubular products serving the energy industry. These products are used in the drilling, exploration and transmission of oil and natural gas. The company's tubular products are marketed primarily in the United States and certain foreign markets. NS Group is traded on the NYSE under the symbol NSS. To learn more about NS Group, log on to www.nsgrouponline.com.


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CONTACT:      LINDA A. PLEIMAN
              DIRECTOR OF INVESTOR RELATIONS AND CORPORATE COMMUNICATIONS NS GROUP, INC.
              (859) 292-6814
              www.nsgrouponline.com